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                                                                       Exhibit 1

                            JOINT FILING AGREEMENT

          The undersigned agree that the statement on Schedule 13D dated April 19, 2002 with respect to the common stock of RAE Systems Inc. is, and any amendments hereto signed by each the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13(d) under the Securities Exchange Act of 1934, as amended.


Dated April 19, 2002


                                     By:  /s/ Robert I. Chen
                                          -----------------------------------
                                          Robert I. Chen
                                          Chairman and Chief Executive Officer
                                          of RAE Systems Inc.


                                     ROBERT I. CHEN 2001 ANNUITY TRUST UTA
                                     DATED DECEMBER 19, 2001

                                     By:  /s/ Robert I. Chen
                                          -----------------------------------
                                          Robert I. Chen
                                          Trustee


                                     By:  /s/ Lien Q.C. Chen
                                          -----------------------------------
                                          Lien Q.C. Chen


                                     LIEN Q.C. CHEN 2001 ANNUITY TRUST UTA
                                     DATED DECEMBER 19, 2001

                                     By:  /s/ Lien Q.C. Chen
                                          -----------------------------------
                                          Lien Q.C. Chen
                                          Trustee